Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CNA Financial Debenture-Backed Series
          2003-10
*CUSIP:    21988G122   Class   A-1
           21988GCQ7   Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2007.

INTEREST ACCOUNT
----------------


Balance as of     November 15, 2006.....                                 $0.00
         Scheduled Income received on securities.....            $1,051,250.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                 -$1,015,000.00
         Distribution to Class A-2 Holders.....                    -$36,250.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of     May 15, 2007.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     November 15, 2006.....                                 $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of     May 15, 2007.....                                      $0.00


                  UNDERLYING SECURITIES HELD AS OF    May 15, 2007

               Principal
                 Amount                    Title of Security
               ----------                  -----------------
               $29,000,000         CNA Financial Corporation 7.250% Debentures
                                   due November 15, 2023
                                   *CUSIP:       126117AE0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.